Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Group Share Value Plan, the Barclays Group Long Term Incentive Plan and Role Based Pay awards. Such Shares will be registered on one or more registration statements on Form S-8 (each, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: March 20, 2014	By:	/s/ Sir David Walker
Sir David Walker
Group Chairman (Chairman of the Board)

Date: March 20, 2014	By:	/s/ Antony Jenkins
Antony Jenkins Group Chief Executive (Board and Executive Committee member)

Date: March 20, 2014	By:	/s/ Tushar Morzaria
Tushar Morzaria Group Finance Director; Executive Director (Board and Executive Committee member)

Date: March 19, 2014	By:	/s/ Mike Ashley
Mike Ashley Non-executive Director (Board member)

[Signature page of Power of Attorney]

Date: March 20, 2014	By:	/s/ Tim Breedon
Tim Breedon
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Fulvio Conti
Fulvio Conti
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Simon Fraser
Simon Fraser
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Reuben Jeffrey III
Reuben Jeffrey III
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Wendy Lucas-Bull
Wendy Lucas-Bull
Non-executive Director (Board member)

Date:	By:
Dambisa Moyo Non-executive Director (Board member)

[Signature page of Power of Attorney]

Date:	By:
Frits van Paasschen
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Sir Michael Rake
Sir Michael Rake
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Diane de Saint Victor
Diane de Saint Victor
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Sir John Sunderland
Sir John Sunderland
Non-executive Director (Board member)

Date: March 20, 2014	By:	/s/ Steve Thieke
Steve Thieke
Non-executive Director (Board member)